Exhibit 99.1

Tidewater to Present at the RBC Capital Markets 2009 Global Energy and Power Conference

NEW ORLEANS, May 21, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the RBC Capital Markets 2009 Global Energy and Power Conference in New York, New York on Monday, June 1, 2009, at approximately 9:05 a.m. EDT (8:05 a.m. CDT). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 417 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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